                                                                     Exhibit 4.6


                                  144A WARRANT

                         [Face of Warrant Certificate]

          THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

          THIS GLOBAL WARRANT IS HELD BY THE DEPOSITARY (AS DEFINED IN THE WARRANT AGREEMENT GOVERNING THIS WARRANT) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE WARRANT AGENT MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.7 OF THE WARRANT AGREEMENT, (II) THIS GLOBAL WARRANT MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.6(a) OF THE WARRANT AGREEMENT, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE WARRANT AGREEMENT FOR CANCELLATION PURSUANT TO SECTION 3.11 OF THE WARRANT AGENT AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

          THE WARRANTS EVIDENCED BY THIS CERTIFICATE ARE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE "UNITS"), EACH OF WHICH CONSIST OF $1,000 PRINCIPAL AMOUNT OF 14-1/2% SENIOR NOTES DUE 2008 OF THE COMPANY AND ONE WARRANT ("WARRANT") INITIALLY ENTITLING THE HOLDER THEREOF TO PURCHASE 0.635 SHARES, PAR VALUE $0.01 PER SHARE, OF THE COMPANY. PRIOR TO THE EARLIEST TO OCCUR OF (i) THE DATE THAT IS SIX MONTHS FOLLOWING THE INITIAL SALE OF THE UNITS, (ii) THE COMMENCEMENT OF AN EXCHANGE OFFER WITH RESPECT TO THE NOTES, (iii) THE DATE OF A SHELF REGISTRATION STATEMENT (AS DEFINED IN THE INDENTURE) WITH RESPECT TO THE NOTES IS DECLARED EFFECTIVE, (iv) A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE), OR (v) SUCH DATE AS BEAR, STEARNS & CO. INC. MAY, IN ITS SOLE DISCRETION, DEEM APPROPRIATE, THE WARRANTS EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE NOTES.

                  EXERCISABLE ON OR AFTER THE SEPARATION DATE

No. 1                                                           175,000 Warrants

                              Warrant Certificate

                         ONEPOINT COMMUNICATIONS CORP.

          This Warrant Certificate certifies that Cede & Co., or registered assigns, is the registered holder of Warrants expiring June 1, 2008 (the "Warrants") to purchase Common Stock. Each Warrant entitles the holder upon exercise to receive from the Company commencing on the earlier of (a) the Separation Date (as defined in the Warrant Agreement) and (b) in the event a Change of Control occurs, the date the Company mails notice thereof to holders of Notes and Warrants, until 5:00 p.m. New York City Time on June 1, 2008, the number of fully paid and nonassessable Warrant Shares as set forth in the Warrant Agreement, subject to adjustment as set forth in Section 8 of the Warrant Agreement, at the initial exercise price (the "Exercise Price") of $0.01 per share payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. Notwithstanding the foregoing, Warrants may be exercised without the exchange of funds pursuant to the net exercise provisions of Section 4 of the Warrant Agreement. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. No Warrant may be exercised after 5:00 p.m., New York City Time on June 1, 2008, and to the extent not exercised by such time such Warrants shall become void. Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place. This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement. This

Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

          IN WITNESS WHEREOF, OnePoint Communications Corp. has caused this Warrant Certificate to be signed by the officer named below.

Dated: May 21, 1998

                                       OnePoint Communications Corp.



                                       By:   __________________________
                                       Name:
                                       Title:



Countersigned:

Harris Trust and Savings Bank,
 as Warrant Agent



By:   __________________________
Name:
Title:

                        [Reverse of Warrant Certificate]

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring June 1, 2008 entitling the holder on exercise to receive shares of Common Stock, and are issued or to be issued pursuant to a Warrant Agreement dated as of May 21, 1998 (the "Warrant Agreement") and a Warrant Registration Rights Agreement (the "Warrant Registration Rights Agreement"), both duly executed and delivered by the Company to Harris Trust and Savings Bank, as warrant agent (the "Warrant Agent"), which Warrant Agreement and Warrant Registration Rights Agreement are hereby incorporated by reference in and made a part of this instrument and are hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. Copies of the Warrant Agreement and the Warrant Registration Rights Agreement may be obtained by the holder hereof upon written request to the Company.

          Warrants may be exercised at any time on or after the earlier of (a) the Separation Date and (b) in the event a Change of Control occurs, the date the Company mails notice thereof to holder of Notes and Warrants, and on or before June 1, 2008; provided that holders shall be able to exercise their Warrants only if a registration statement relating to the Warrant Shares is then in effect, or the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside. In order to exercise all or any of the Warrants represented by this Warrant Certificate, (i) in the case of Definitive Warrants, the holder must surrender for exercise this Warrant Certificate to the Warrant Agent at its New York corporate trust office set forth in Section 16 of the Warrant Agreement, (ii) in the case of a book-entry interest in a Global Warrant, the exercising Participant whose name appears on a securities position listing of the Depositary as the holder of such book-entry interest must comply with the Depositary's procedures relating to the exercise of such book-entry interest in such Global Warrant and (iii) in the case of both Global Warrants and Definitive Warrants, the holder thereof or the Participant, as applicable, must deliver to the Warrant Agent the form of election to purchase on the reverse hereof duly filled in and signed, which signature shall be a medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price, as adjusted as provided in the Warrant Agreement, for the number of Warrant Shares in respect of which such Warrants are then exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                          Form of Election to Purchase

                   (To Be Executed Upon Exercise Of Warrant)

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _____ shares of Common Stock and herewith tenders payment for such shares to the order of the Company in the amount of $______ in accordance with the terms hereof unless the holder is exercising Warrants pursuant to the net exercise provisions of Section 4 of the Warrant Agreement in which case the holder shall tender Warrants having a Fair Market Value (as defined in the Warrant Agreement) equal to the Exercise Price of the Warrants being exercised by such holder. The undersigned requests that a certificate for such shares be registered in the name of _______________________________, whose address is ______________________________
and that such shares be delivered to ________________ whose address is _________________________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such Warrant Certificate be delivered to
_________________, whose address is __________________.


Date: ______________, ____


                                 __________________________
                                    (Signature)



                                 __________________________
                                    (Signature Guaranteed)

                                   SCHEDULE A

                              SCHEDULE OF WARRANTS

                        EVIDENCED BY THIS GLOBAL WARRANT

          The initial number of Warrants evidenced by this Global Warrant shall be 175,000. The following decreases/increases in the number of Warrants evidenced by this Warrant have been made:


                                                                       Total Number of
                          Decrease in            Increase in              Warrants
                           Number of              Number of           Evidenced by this
                           Warrants               Warrants             Global Warrant          Notation Made
     Date of             Evidenced by           Evidenced by           Following such            by or on
    Decrease/             this Global            this Global              Decrease/              Behalf of
    Increase                Warrant                Warrant                Increase             Warrant Agent
-----------------      -----------------      -----------------       -----------------      -----------------

-----------------      -----------------      -----------------       -----------------      -----------------
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-----------------      -----------------      -----------------       -----------------      -----------------
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-----------------      -----------------      -----------------       -----------------      -----------------
-----------------      -----------------      -----------------       -----------------      -----------------
-----------------      -----------------      -----------------       -----------------      -----------------
-----------------      -----------------      -----------------       -----------------      -----------------
-----------------      -----------------      -----------------       -----------------      -----------------
-----------------      -----------------      -----------------       -----------------      -----------------
-----------------      -----------------      -----------------       -----------------      -----------------
-----------------      -----------------      -----------------       -----------------      -----------------
-----------------      -----------------      -----------------       -----------------      -----------------